EXHIBIT 10.10

CHOPP, INC.

KISS CANCELLATION AGREEMENT

This KISS Cancellation Agreement (the “Agreement”) is made and entered into as of June 27th, 2019 (“Effective Date”), by and between Chopp, Inc, a Delaware corporation (the “Company”), and VEMANTI GROUP, INC. (the “Investor”).

RECITALS

WHEREAS, the Investor is the holder of and owns all rights, title and interest in the KISS dated July 17, 2018, issued by the Company (“KISS”).

WHEREAS, as of the Effective Date, the aggregate outstanding principal balance on the KISS is $25,000.00 (“Principal”), and the aggregate outstanding accrued interest on the KISS is $833.33 (“Interest”, collectively with the Principal, “Aggregate KISS Balance”).

WHEREAS, the Company agrees to make full repayment of the Aggregate KISS Balance under the KISS to the Investor and cancel the KISS.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as set forth below.

AGREEMENT

1. Repayment. The Investor hereto agrees that the Company will make full repayment of the Aggregate KISS Balance of $25,833.33 as full and final settlement. The Investor agrees that upon receipt of payment of the Aggregate KISS Balance, the KISS shall be cancelled with no further obligation of the Company thereunder.

2. Closing; Delivery. The cancellation of the KISS pursuant to this Agreement shall occur simultaneously with the execution of this Agreement by the parties (the “Closing”). Upon Closing, the Investor shall surrender to the Company the original KISS, and the Company shall deliver the Aggregate KISS Balance by check or wire transfer, and all of the Company’s obligations under the KISS and the related agreements and documents shall be automatically satisfied.

3. Representations and Warranties of the Investor. In connection with the cancellation of the KISS, the Investor represents and warrants that the Investor is the sole beneficial owner of the KISS and that the KISS is free and clear of any liens or encumbrances (other than restrictions on transfer under applicable state and federal laws and restrictions under the KISS).

-1-

4. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Amendment. Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by sender’s confirmation receipt) or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the rights and obligations of Transferor under this Agreement may only be assigned with the prior written consent of the Company.

[Signature page follows]

-2-

The parties have executed this KISS Cancellation Agreement as of the date first set forth above.

COMPANY:

CHOPP, INC.

By:

Name:	Truong Nguyen

Title:	Chief Executive Officer

Address:	300 Berry St. Unit 305 San Francisco, CA 94158

AGREED TO AND ACCEPTED:

VEMANTI GROUP, INC.

By:

Name:	Tan Tran

Title:	President / CEO

Address:	5000 Birch Street, 3rd Floor – West Tower Newport Beach, CA 92620

-3-